Exhibit 1(b)

NEW CMA GOVERNMENT SECURITIES FUND

     The undersigned, constituting a majority of the Trustees of New CMA Government Securities Fund, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Fund”), hereby certify that the Trustees of the Fund have duly adopted the following amendment to the Declaration of the Trust of the Fund dated the 31st day of July 1990.

Voted:

That the Declaration of Trust, dated June 5, 1989, be, and it hereby is, amended to change the name of the Fund from “New CMA Government Securities Fund” to “CMA Government Securities Fund” in the following manner:

     1.1. Name. The name of the trust created hereby (the “Fund”) shall be “CMA Government Securities Fund”, and so far as may be practicable the Trustees shall conduct the activities of the Fund, execute all documents and sue or be sued under that name, which name (and the word “Fund” wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Fund. However, should the Trustees determine that the use of the name of the Fund is not advisable, they may select such other name for the Fund as they deem proper and the Fund may conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

     IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Fund, have signed this Certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Fund as required by Article XI of the Declaration of Trust, as of the 31st day of July, 1990.

/s/ Arthur Zeikel
Arthur Zeikel
279 Watchung Fork Westfield, New Jersey 07090

/s/ Howard O. Colgan
Howard O. Colgan
448 D Bromley Place Wyckoff, New Jersey 07481

/s/ Ronald W. Forbes
Ronald W. Forbes
58 Euclid Avenue Delmar, New York 12054

/s/ Thomas H. Lenagh
Thomas H. Lenagh
1 Brookside Drive Westport, Connecticut 06880

/s/ Richard R. West
Richard R. West
29 Washington Square West Apt. 4A New York, New York 10011

/s/ Marc A. White
Marc A. White
1050 Highland Road Ithaca, New York 14850